UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2007

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2007, Carlisle Companies Incorporated (the “Company”) announced that its Board of Directors (the “Board”) appointed David A. Roberts as Chairman, President and Chief Executive Officer of the Company, effective June 25, 2007.  On June 4, 2007, Mr. Roberts was elected to the Board, effective June 25, 2007, as part of the class with a term expiring in April 2010.  Mr. Roberts has not been appointed to serve on any Board committee at this time.  The terms of Mr. Roberts’ employment are reflected in the Letter Agreement, dated June 5, 2007, between Mr. Roberts and the Company (the “Roberts Agreement”) and are summarized below:

•                  Mr. Roberts will receive a starting monthly salary of $75,000, payable in accordance with the Company’s regular payroll practices.

•                  Mr. Roberts is eligible to earn an annual target bonus of 200% of his base salary actually paid during the year.  For the 2007 calendar year, Mr. Roberts will receive a minimum bonus of $1,500,000, the actual amount to be determined by the Board’s Compensation Committee (the “Committee”) based on its assessment of his performance.  Prior to the commencement of each subsequent year, the Committee will establish performance criteria, goals and achievement levels for the award of the annual target bonus.

•                  On June 25, 2007 (the “Employment Date”), Mr. Roberts will receive a 10-year non-qualified option to purchase 200,000 shares of the Company’s common stock at the closing price of the stock on the Employment Date.  The options will vest as follows: (i) 66,667 option shares on the Employment Date, (ii) 66,667 on the one-year anniversary of the Employment Date, and (iii) the remaining 66,666 option shares on the second anniversary of the Employment Date.  Future stock option grants will be determined by the Committee.

•                  On the Employment Date, Mr. Roberts will receive a grant of 100,000 “restricted” shares which will vest and will be distributed to Mr. Roberts in 20,000 share installments on each of the first five anniversaries of the Employment

Date; provided he continues to be employed with the Company on such anniversary dates.  The restriction will also lapse if his employment is involuntarily terminated by the Company for other than gross and willful misconduct or by death or disability, or is terminated by Mr. Roberts for Good Reason (as defined in the Roberts Agreement).

•                  If Mr. Roberts’ employment is terminated by the Company for other than gross and willful misconduct, or is terminated by him for Good Reason (as defined in the Roberts Agreement), Mr. Roberts will receive an amount equal to two times the highest annual compensation payable to him for either of the two years ending with the date of termination.

•                  Mr. Roberts will be entitled to participate in the Company’s Executive Severance Program providing for benefits in the event of a “change in control” defined generally as an acquisition of 20% or more of the outstanding voting shares of the Company or a change in the majority of the Company’s Board.  In the event of the termination of his employment within three years of a “change in control,” Mr. Roberts will be entitled to receive three years compensation, including bonus, retirement benefits equal to the benefits that he would have received had he completed three additional years of employment, continuation of all life, accident, health, savings and other fringe benefits for three years and relocation assistance.  Payments to Mr. Roberts will not be reduced due to the application of Sections 280G and 4999 of the Internal Revenue Code.

•                  Mr. Roberts will be entitled to participate in all employee benefit plans generally available to the Company’s senior executives.  In addition, the Company will reimburse Mr. Roberts for reasonable tax preparation and financial planning expenses as well as the cost of an annual executive physical.

•                  The Company has agreed to amend its supplemental pension plan to provide Mr. Roberts with the currently projected pension benefit payable to him under his existing pension program with Graco Inc. (“Graco”).  The benefit payable under the Company’s supplemental pension plan will be reduced by the actual benefit payable to Mr. Roberts under the Graco pension program.  The supplemental benefit will vest at the rate of 20% on each of the first five anniversaries of his employment.

•                  The Company has agreed to provide retiree medical and dental coverage for the life of Mr. Roberts and his wife.

•                  Mr. Roberts will receive relocation assistance, including a $100,000 relocation payment.

A copy of the Roberts Agreement is filed with this report as Exhibit 10.1.

Mr. Roberts, 59, was Chairman, President and Chief Executive Officer of Graco until his resignation, effective June 11, 2007.  Mr. Roberts joined Graco in June 2001, as President, Chief Executive Officer and a director.  He was appointed Chairman at Graco as of April 21, 2006.  Prior to joining Graco, Mr. Roberts was Group Vice President of Marmon Group from 1996 to June 2001.  Mr. Roberts is a director of Franklin Electric Co., Inc. and Arctic Cat Inc.

On June 12, 2007, Richmond D. McKinnish announced his retirement as Chief Executive Officer and President of the Company, effective as of June 25, 2007.  Mr. McKinnish will continue to serve on the Board until his term expires in April 2008.  The terms of Mr. McKinnish’s retirement are set forth in the Letter Agreement, dated June 12, 2007, between Mr. McKinnish and the Company (the “McKinnish Agreement”) and are summarized below:

•                  Mr. McKinnish was previously granted 40,000 “restricted” shares.  The Company will release to Mr. McKinnish 20,000 shares granted to him in February 2005 — the release to occur in February 2008.  The remaining 20,000 restricted shares granted to Mr. McKinnish in February 2006 are forfeited.

•                  Mr. McKinnish was previously granted options to purchase 580,000 shares of Carlisle common stock.  At this time, 400,000 of the options are fully vested.  The Company agrees that the options will continue to vest in accordance with the vesting schedule included in the applicable Stock Option Agreement and the expiration dates will remain as set forth in the applicable Stock Option Agreement.

•                  The Company has agreed to provide retiree medical and dental coverage for the life of Mr. McKinnish and Ms. Jackie Fox.

•                  In consideration of the benefits described in the McKinnish Agreement, Mr. McKinnish has agreed to not compete with the

Company until the later of (i) May 31, 2010, and (ii) his exercise of all outstanding options.

A copy of the McKinnish Agreement is filed with this report as Exhibit 10.2.

In connection with the managerial changes described above, Stephen P. Munn will relinquish his title as Chairman of the Board and will be appointed Lead Director, both effective June 25, 2007.

A copy of the press release announcing the managerial changes is filed with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 12, 2007	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1

Letter Agreement, dated June 5, 2007, between Mr. David A. Roberts and Carlisle Companies Incorporated (the “Company”), together with the form of the Non-Qualified Stock Option Agreement and Restricted Share Agreement to be entered into between Mr. Roberts and the Company.

10.2	Letter Agreement, dated June 12, 2007, between Mr. Richmond D. McKinnish and the Company.

99.1	Press release announcing appointment of Mr. David A. Roberts Chairman, President and Chief Executive Officer of the Company.